Exhibit 21.1


                              LIST OF SUBSIDIARIES
                            (as of December 31, 2001)


Subsidiary                     State of Incorporation    Does Business As
----------                     ----------------------    ----------------

Mutual Central Alarm           New York                  Mutual Central Alarm
Services, Inc.                                           Services, Inc.

Statland Burglar Alarm         New York                  Statland Burglar Alarm
and Devices, Inc.                                        and Devices, Inc.